         As filed with the Securities and Exchange Commission on August 21, 2000
                                                   Registration No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ECHELON CORPORATION
            (Exact name of Registrant as specified in its charter)

          DELAWARE                                                              77-0203595
(State or other jurisdiction of                                  (I.R.S. Employer Identification Number)
incorporation or organization)

                              415 Oakmead Parkway
                              -------------------
                          Sunnyvale, California 94086
                   (Address of principal executive offices)
                              -------------------
                                1997 Stock Plan
                           1998 Director Option Plan
                          (Full titles of the plans)
                              -------------------

                               M. Kenneth Oshman
                  Chairman of the Board, President and Chief
                               Executive Officer
                              Echelon Corporation
                              415 Oakmead Parkway
                         Sunnyvale, California  94086
                                (408) 938-5200
           (Name, address and telephone number of agent for service)
                              -------------------

                                   Copy to:
                              John V. Roos, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304
                              -------------------

====================================================================================================================================

                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of Securities to be Registered                               Proposed Maximum   Proposed Maximum
                                                     Amount to be        Offering Price        Aggregate             Amount of
                                                     Registered (1)       Per Share (2)     Offering Price (2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                          3,489,153           $34.41             $120,066,858.50         $31,697.65

__________

(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1997 Stock Plan (the "1997 Plan") and 1998 Director Option Plan (the "Director Plan"), also relates to an aggregate of 6,131,163 shares previously registered under Form S-8 Registration No. 333-62045. Includes 3,289,153 shares to be registered under the 1997 Plan and 200,000 shares to be registered under the Director Plan.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 21,695 shares which are subject to outstanding options to purchase Common Stock under the 1997 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 21,695 shares subject to outstanding options under the 1997 Plan to be registered is $30.25. With respect to (i) 3,267,458 shares of Common Stock available for future grant under the 1997 Plan and (ii) 200,000 shares of Common Stock available for future grant under the Director Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low prices reported in the Nasdaq National Market on August 14, 2000, which average was $34.4375. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3. Incorporation of Documents by Reference
------  ---------------------------------------

        Echelon Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000, filed pursuant to Section 13 of the Exchange Act.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

        (d) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 2, 1998 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
------  -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
------  --------------------------------------

        The validity of the securities registered hereby has been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Larry W. Sonsini, a member of WSGR and a member of the Board of Directors of the Company, owns 12,761 shares of the Company's Common Stock. Mr. Sonsini holds options to purchase 35,000 shares of Common Stock. Upon exercise of such options, 10% of the shares shall be issued to Mr. Sonsini and 90% of the shares shall be issued to the applicable partnership investment accounts of WSGR, in which Mr. Sonsini is a participant. In addition, an aggregate of 63,989 shares of the Company's Common Stock have been distributed to certain current and former members or employees of WSGR.

Item 6. Indemnification of Directors and Officers
------  -----------------------------------------

        The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

        The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption From Registration Claimed
------  -----------------------------------

        Not applicable.

Item 8. Exhibits
------  --------

     4.1* 1997 Stock Plan and form of stock option agreement for use thereunder.

     4.2    1998 Director Option Plan.

     4.3 Form of Stock Option Agreement for use under the 1998 Director Option Plan.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

    23.1    Consent of Arthur Andersen LLP

    23.2    Consent of Counsel (contained in Exhibit 5.1).

    24.1    Power of Attorney (see Page II-5).

__________

* Incorporated by reference to the exhibit filed with the Company's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on June 1, 1998.

Item 9. Undertakings
------  ------------

        (a)    Rule 415 Offering  The undersigned registrant hereby undertakes:
               -----------------

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference
            -------------------------------------------------------------------

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration
            --------------------------------------------------------------------
statement on Form S-8
---------------------

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 21, 2000.

                                        ECHELON CORPORATION


                                        By:  /s/ M. Kenneth Oshman
                                             ---------------------
                                             M. Kenneth Oshman
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Kenneth Oshman and Oliver R. Stanfield, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                                Date
             ---------                                    -----                                ----

/s/ M. Kenneth Oshman                 Chairman of the Board, President and Chief      August 21, 2000
------------------------------------  Executive Officer (Principal Executive
(M. Kenneth Oshman)                   Officer)

/s/ Oliver R. Stanfield               Vice President of Finance an Chief Financial    August 21, 2000
------------------------------------  Officer (Principal Financial and Accounting
(Oliver R. Stanfield)                 Officer)

/s/ Robert J. Finocchio, Jr.          Director                                        August 21, 2000
------------------------------------
(Robert J. Finocchio, Jr.)

/s/ Armas Clifford Markkula, Jr.      Director                                        August 21, 2000
------------------------------------
(Armas Clifford Markkula, Jr.)

/s/ Robert R. Maxfield                Director                                        August 21, 2000
------------------------------------
(Robert R. Maxfield)

/s/ Richard M. Moley                  Director                                        August 21, 2000
------------------------------------
(Richard M. Moley)

/s/ Arthur Rock                       Director                                        August 21, 2000
------------------------------------
(Arthur Rock)

/s/ Larry W. Sonsini                  Director                                        August 21, 2000
------------------------------------
(Larry W. Sonsini)

                              ECHELON CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

  4.1*    1997 Stock Plan and form of stock option agreement for use thereunder.

  4.2     1998 Director Option Plan.

  4.3     Form of Stock Option Agreement for use under the 1998 Director Option
          Plan.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Counsel (contained in Exhibit 5.1)

 24.1     Power of Attorney (see Page II-5).

________

* Incorporated by reference to the exhibit filed with the Company's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on June 1, 1998.